Exhibit 99.1

Nektar Therapeutics Announces Pricing of Upsized $325 Million Public Offering

SAN FRANCISCO, April 21, 2026 /PRNewswire/ - Nektar Therapeutics (Nasdaq: NKTR), a clinical-stage biotechnology company focused on the development of innovative medicines in the field of immunotherapy, today announced the pricing of its upsized underwritten public offering of $325 million of shares of its common stock. Nektar is selling 3,532,609 shares of common stock at a public offering price of $92.00 per share. The gross proceeds to Nektar from the offering are expected to be approximately $325 million, before deducting underwriting discounts and commissions and estimated offering expenses. In addition, Nektar has granted the underwriters a 30-day option to purchase up to an additional 529,891 shares of its common stock at the public offering price per share, less underwriting discounts and commissions. All of the securities being sold in this offering are being offered by Nektar. The offering is expected to close on April 23, 2026, subject to the satisfaction of customary conditions.

Nektar intends to use the net proceeds from the offering for general corporate purposes, which may include research and development, clinical development (including Phase 3 trials for rezpegaldesleukin in atopic dermatitis and alopecia areata) and manufacturing costs to support the advancement of its drug candidates, as well as other general corporate purposes.

Jefferies, TD Cowen, and Piper Sandler are acting as joint bookrunning managers for the offering. Citigroup is also acting as a bookrunner for the offering.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3ASR (No. 333-291466) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2025 and automatically became effective upon filing. This offering is being made only by means of a prospectus supplement and an accompanying prospectus that form a part of the registration statement.

A final prospectus supplement related to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and an accompanying prospectus related to the offering may also be obtained, when available, from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at TDManualrequest@broadridge.com; Piper Sandler & Co., 350 North 5th Street, Suite 1000, Minneapolis, MN 55401, Attention: Prospectus Department, by telephone at (800) 747-3924, or by email at prospectus@psc.com; or Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Nektar Therapeutics

Nektar Therapeutics is a clinical-stage biotechnology company focused on developing treatments that address the underlying immunological dysfunction in autoimmune and chronic inflammatory diseases. Nektar’s lead product candidate, rezpegaldesleukin (REZPEG, or NKTR-358), is a novel, first-in-class regulatory T cell stimulator being evaluated in one Phase 2b clinical trial in atopic dermatitis, one Phase 2b clinical trial in alopecia areata, and in one Phase 2 clinical trial in Type 1 diabetes mellitus. Nektar’s pipeline also includes a preclinical bivalent tumor necrosis factor receptor type II (TNFR2) antibody and bispecific programs, NKTR-0165 and NKTR-0166, and a modified hematopoietic colony stimulating factor (CSF) protein, NKTR-422.

Nektar is headquartered in San Francisco, California.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as: “will,” “expect,” “develop,” “potential,” “plan,” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding expected gross proceeds from the offering, the anticipated use of proceeds from the offering and completion and timing of the public offering. Nektar intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Nektar’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Nektar. The actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the actual results to differ materially from those indicated in the forward-looking statements include, among others, the risks and uncertainties set forth in Nektar’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2026 as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. Any forward-looking statement made by Nektar in this press release is based only on information currently available to Nektar and speaks only as of the date on which it is made. Nektar undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For Investors:

Vivian Wu

628-895-0661

VWu@nektar.com

Corey Davis, Ph.D.

LifeSci Advisors

212-915-2577

cdavis@lifesciadvisors.com

For Media:

Susan Roberts

LifeSci Communications

202-779-0929

sroberts@lifescicomms.com